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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Form S-8 registration statements (File No. 33-32956, File No. 33-38898, File No. 333-99 and File No. 333-23857) of Digi International Inc. for its Stock Option Plan; and, Form S-8 (File No. 333-1821) of Digi International Inc. for its Employee Stock Purchase Plan of our reports dated December 15, 1997, on our audits of the consolidated financial statements and financial statement schedule of Digi International Inc. as of September 30, 1997 and 1996, and for the years ended September 30, 1997, 1996 and 1995, which reports are included in or incorporated by reference in this Annual Report on Form 10-K.



                                   /s/ COOPERS AND LYBRAND L.L.P.



Minneapolis, Minnesota
December 26, 1997